UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported)	July 18, 2006

OGE ENERGY CORP.

(Exact Name of Registrant as Specified in Its Charter)

Oklahoma

(State or Other Jurisdiction of Incorporation)

1-12579	73-1481638

(Commission File Number)	(IRS Employer Identification No.)

321 North Harvey, P.O. Box 321, Oklahoma City, Oklahoma	73101-0321

(Address of Principal Executive Offices)	(Zip Code)

405-553-3000

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

                Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

OGE Energy Corp. (the “Company”) is the parent company of Oklahoma Gas and Electric Company (“OG&E”), a regulated electric utility with approximately 750,000 customers in Oklahoma and western Arkansas, and Enogex Inc. and its subsidiaries, a natural gas pipeline business with principal operations in Oklahoma.

On July 18, 2006, the Company issued a press release announcing plans for OG&E to partner with American Electric Power’s Public Service Company of Oklahoma (“PSO”) and the Oklahoma Municipal Power Authority (“OMPA”) to build a new 950 megawatt coal unit at OG&E’s existing Sooner plant near Red Rock, Oklahoma. The estimated $1.8 billion project is the result of PSO’s December 2005 Request For Proposals in which it sought bids for up to 600 megawatts of new baseload generation to be available by the summer of 2011. Baseload units run year-round to ensure adequate supplies of low-cost electricity. The unit, to be called Red Rock, will be constructed using the latest proven technologies to limit emissions and particulate matter. Based on its advanced design, the new facility is expected to be one of the cleanest of its size using coal from the Powder River Basin, which is located near Gillette, Wyoming. OG&E will operate the facility and own approximately 42 percent of the project. PSO will own 50 percent and the OMPA will own approximately 8 percent. The project is contingent upon the successful completion of contract negotiations, which have already begun, and the necessary regulatory approvals. It is hoped that a signed contract can be in place by August and that construction can begin in 2007. Completion is targeted before the summer of 2011. For further information, see the press release attached as Exhibit 99.01.

Item 9.01. Financial Statements and Exhibits

(c) Exhibits

Exhibit Number	Description

99.01	Press release dated July 18, 2006, announcing OG&E,
PSO and Municipals to Partner on New Generation.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

OGE ENERGY CORP.
(Registrant)

By:	/s/ Scott Forbes
Scott Forbes
Controller – Chief Accounting Officer

July 18, 2006

Exhibit 99.01

OG&E, PSO and Municipals to partner on new generation

Plant to create millions of dollars in long-term savings

OKLAHOMA CITY – OGE Energy Corp. (NYSE: OGE) today announced plans for its Oklahoma Gas and Electric Company (OG&E) subsidiary to partner with American Electric Power’s (NYSE: AEP) Public Service Company of Oklahoma (PSO) and the Oklahoma Municipal Power Authority (OMPA) to build a new 950 megawatt coal unit at OG&E’s existing Sooner plant near Red Rock, Okla.

“With Oklahoma’s economy growing and Oklahomans using more and more electricity every year, OG&E, PSO and OMPA will all need more generation to meet growing demand,” said Steve Moore, chairman, president and CEO of OGE Energy Corp. “This project presents a wonderful opportunity to help meet that need and create long-term savings for all of our customers.”

The estimated $1.8 billion project is the result of PSO’s December 2005 Request For Proposals (RFP) in which it sought bids for up to 600 megawatts of new baseload generation to be available by the summer of 2011. Baseload units run year-round to ensure adequate supplies of low-cost electricity.

PSO selected OG&E’s proposed construction of a single unit that will serve the future needs of PSO, OG&E and OMPA customers as the winning bid.

“We viewed responding to PSO’s RFP as an opportunity to fulfill their future needs and ours as well by building only one highly efficient unit,” Moore said. “By building one unit instead of two, we anticipate saving Oklahoma customers at least $200 million in construction costs alone. We also reduce the environmental impact associated with multiple units spread across the state.”

The unit, to be called Red Rock, will be constructed using the latest proven technologies to limit emissions and particulate matter. Based on its advanced design, the new facility is expected to be one of the cleanest of its size using coal from the Powder River Basin, which is located near Gillette, Wyo.

Moore added that customers also will see additional long-term savings from the use of coal, which is today some five to six times cheaper than natural gas, and that the project would generate about $20 million in additional Oklahoma tax revenue.

OG&E will operate the facility and own approximately 42 percent of the project. PSO will own 50 percent and the Oklahoma Municipal Power Authority (OMPA) will own approximately 8 percent.

“By participating in this multi-owner project, we will gain economies of scale not available to us alone and provide long-term benefits to our member customers,” said Harry Dawson, general manager of the OMPA.“

The project is contingent upon the successful completion of contract negotiations, which have already begun, and the necessary regulatory approvals. It is hoped that a signed contract can be in place by August and that construction can begin in 2007. Completion is targeted before the summer of 2011.

“This will be the first project in the state that utilizes the provisions of Oklahoma House Bill 1910, which Governor Henry signed into law in 2005,” said Pete Delaney, OGE Energy Corp. Executive Vice President and Chief Operating Officer. “This landmark legislation allows utilities to seek pre-approval of these types of projects before taking on the burden of such a large expense.”

OG&E saw record demand for electricity on its system Monday, July 17. Demand peaked at approximately 6,250 Monday afternoon, eclipsing the previous record of 6,145 set July 22, 2005.

OGE Energy is the parent company of Oklahoma Gas and Electric Company, which serves approximately 750,000 customers in a service territory spanning 30,000 square miles in Oklahoma and western Arkansas, and of Enogex Inc., a natural gas pipeline business with principal operations in Oklahoma.

Some of the matters discussed in this news release may contain forward-looking statements that are subject to certain risks, uncertainties and assumptions. Such forward-looking statements are intended to be identified in this document by the words “anticipate”, “believe”, “estimate”, “expect”, “intend”, “objective”, “plan”, “possible”, “potential”, “project” and similar expressions. Actual results may vary materially. Factors that could cause actual results to differ materially include, but are not limited to: general economic conditions, including the availability of credit, actions of rating agencies and their impact on capital expenditures; the Company’s ability and the ability of its subsidiaries to obtain financing on favorable terms; prices of electricity, coal, natural gas and natural gas liquids, each on a stand-alone basis and in relation to each other; business conditions in the energy industry; competitive factors including the extent and timing of the entry of additional competition in the markets served by the Company; unusual weather; availability and prices of raw materials; federal or state legislation and regulatory decisions and initiatives that affect cost and investment recovery, have an impact on rate structures or affect the speed and degree to which competition enters the Company’s markets; environmental laws and regulations that may impact the Company’s operations; changes in accounting standards, rules or guidelines; creditworthiness of suppliers, customers and other contractual parties; and other risk factors listed in the reports filed by the Company with the Securities and Exchange Commission.